PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS;
ADJUSTED FFO OF $0.63 PER SHARE FOR THE FIRST QUARTER

HUNT VALLEY, MARYLAND – May 7, 2013 – Omega Healthcare Investors, Inc. (NYSE:OHI) (the “Company” or “Omega”) today announced its results of operations for the three- month period ended March 31, 2013.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three-month period ended March 31, 2013 of $70.1 million or $0.62 per common share.  The $70.1 million of FFO available to common stockholders for the first quarter of 2013 includes $1.5 million of non-cash stock-based compensation expense and $0.1 million of acquisition related costs.  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Normalized or Adjusted FFO was $0.63 per common share for the three-month period ended March 31, 2013.  FFO and Adjusted FFO are non-GAAP financial measures.  Normalized or Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of certain non-cash items and certain items of revenue or expense, including, but not limited to: acquisitions and stock-based compensation expense.  For more information regarding FFO and Adjusted FFO, see the “First Quarter 2013 Results – Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended March 31, 2013, the Company reported net income available to common stockholders of $38.1 million, or $0.34 per diluted common share, on operating revenues of $101.8 million.  This compares to net income available to common stockholders of $26.1 million, or $0.25 per diluted common share, on operating revenues of $84.5 million, for the same period in 2012.

The increase in net income was primarily due to: (i) additional rental income and mortgage interest income associated with approximately $510 million of new investments made throughout 2012 and (ii) a first quarter 2012 $7.1 million decrease in interest refinancing costs associated with the tender and redemption of all of the Company’s outstanding $175 million 7% Senior Notes due 2016.  These increases to net income were partially offset by increased expenses primarily associated with the 2012 new investments, including: (i) $4.8 million in increased depreciation expense and (ii) $2.7 million in increased interest expense.

FIRST QUARTER 2013 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	In May 2013, the Company completed $25 million of new investments.
•	In April 2013, the Company increased its quarterly common stock dividend to $0.46 per share.
•	In Q1 2013, the Company completed $10 million of capital renovation projects.
•	In Q1 2013, the Company refinanced $59 million of long-term debt.
•	In Q1 2013, the Company established a $250 million Equity Shelf Program for a continuous at-the-market offering of common stock.
•	In Q1 2013, Moody’s Investor Service raised the Company’s senior unsecured debt rating to Ba1.

FIRST QUARTER 2013 RESULTS

Operating Revenues and Expenses – Operating revenues for the three-month period ended March 31, 2013 were $101.8 million.  Operating expenses for the three-month period ended March 31, 2013 totaled $37.3 million and were comprised of $32.0 million of depreciation and amortization expense, $3.7 million of general and administrative expense, $1.5 million of stock-based compensation expense and $0.1 million of expense associated with acquisitions.

Other Income and Expense – Other income and expense for the three-month period ended March 31, 2013 was a net expense of $26.4 million, which was comprised of $25.7 million of interest expense and $0.7 million of amortized deferred financing costs.

Funds From Operations – For the three-month period ended March 31, 2013, reportable FFO available to common stockholders was $70.1 million, or $0.62 per common share on 114 million weighted-average common shares outstanding, compared to $48.2 million, or $0.46 per common share on 104 million weighted-average common shares outstanding, for the same period in 2012.

The $70.1 million of FFO for the three-month period ended March 31, 2013 includes $1.5 million of stock-based compensation expense and $0.1 million of expense associated with December 2012 acquisitions.

The $48.2 million of FFO for the three-month period ended March 31, 2012 includes $7.1 million of interest refinancing costs, $1.5 million of stock-based compensation expense and $0.1 million of expense associated with December 2011 acquisitions.

Adjusted FFO was $71.7 million, or $0.63 per common share, for the three months ended March 31, 2013, compared to $56.9 million, or $0.55 per common share, for the same period in 2012.  The Company had 9.5 million additional weighted-average shares for the three months ended March 31, 2013 compared to the same period in 2012.  For further information see “Funds From Operations” below.

FINANCING ACTIVITIES

$59 Million HUD Mortgage Debt Refinancing – On March 26, 2013, the Company refinanced approximately $59 million of debt related to 12 mortgage loans guaranteed by the Department of Housing and Urban Development (“HUD”).  The 12 HUD mortgage loans had a blended interest rate of 5.55% per annum with maturities in July 2044.  The refinanced interest rate is approximately 3.06% per annum with no change in the maturity dates on the loans.

$250 Million Equity Shelf Program – On March 18, 2013, the Company entered into separate Equity Distribution Agreements (collectively, the “2013 Agreements”) with several financial institutions, each as a sales agent and/or principal (collectively, the “Managers”) to establish a $250 million Equity Shelf Program. Under the terms of the 2013 Agreements, the Company may sell shares of its common stock, from time to time, through or to the Managers having an aggregate gross sales price of up to $250 million. Sales of the shares will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, or as otherwise agreed with the applicable Manager. The Company will pay each Manager compensation for sales of the shares equal to 2% of the gross sales price per share of shares sold through such Manager.

For the three months ended March 31, 2013, the Company sold 1.5 million shares under the 2013 Agreements, at an average price of $29.41 per share, generating gross proceeds of approximately $42.8 million, before $0.9 million in commissions.  Approximately 0.6 million of those shares ($18.0 million of gross proceeds) were sold in March 2013 with settlement dates in April 2013.

Termination of $245 Million Equity Shelf Program – Also on March 18, 2013, the Company terminated its $245 million Equity Shelf Program (the “2012 Agreements”).

For the three months ended March 31, 2013, the Company sold approximately 1.0 million shares under the 2012 Agreements at an average price of $28.29 per share, generating gross proceeds of approximately $27.8 million, before $0.6 million in commissions.  Since inception of the 2012 Agreements, the Company sold a total of 3.6 million shares of common stock generating total gross proceeds of $91.4 million, before $1.9 million in commissions.

Equity Shelf Program and Dividend Reinvestment and Common Stock Purchase Plan – During the three-month period ended March 31, 2013, the Company sold the following shares of its common stock under its Equity Shelf Programs and its Dividend Reinvestment and Common Stock Purchase Plan:

Equity Shelf (At-The-Market) Programs for 2013
(in thousands, except price per share)

Q1
Total

Number of shares	2,440
Average price per share	$28.95
Gross proceeds	$70,643

Dividend Reinvestment and Common Stock Purchase Program for 2013
(in thousands, except price per share)

Q1
Total

Number of shares	1,315
Average price per share	$27.63
Gross proceeds	$36,343

2013 PORTFOLIO AND RECENT DEVELOPMENTS

$25 Million Mezzanine Loan – On May 2, 2013, the Company invested in a $24.7 million mezzanine loan with a third party.  The loan bears interest at 12% per annum and matures in December 2017.

$10 Million of Capital Renovation Projects in Q1 2013 – For the three-month period ending March 31, 2013, the Company invested $10 million under its capital renovation program.

DIVIDENDS

On April 16, 2013, the Company’s Board of Directors announced a common stock dividend of $0.46 per share, increasing the quarterly common dividend by $0.01 per share over the prior quarter, to be paid May 15, 2013 to common stockholders of record on April 30, 2013.

2013 ADJUSTED FFO AND ADJUSTED FAD GUIDANCE CONFIRMED

The Company confirmed its 2013 Adjusted FFO available to common stockholders to be between $2.45 and $2.50 per diluted share and its 2013 Adjusted Funds Available For Distribution (“FAD”) available to common stockholders to be between $2.20 and $2.25 per diluted share.

The Company's Adjusted FFO and Adjusted FAD guidance for 2013 includes approximately $200 million of new investments (including capital renovation projects); however, it excludes the impact of gains and losses from the sale of assets, additional divestitures, certain revenue and expense items, interest refinancing expense, capital transactions and stock-based compensation expense.  A reconciliation of the Adjusted FFO and FAD guidance to the Company's projected GAAP earnings is provided on schedules attached to this press release.  The Company may, from time to time, update its publicly announced Adjusted FFO and FAD guidance, but it is not obligated to do so.

The Company's Adjusted FFO and FAD guidance is based on a number of assumptions, which are subject to change and many of which are outside the Company’s control.  If actual results vary from these assumptions, the Company's expectations may change.  Without limiting the generality of the foregoing, the timing and completion of acquisitions, divestitures, capital and financing transactions, and variations in restricted stock amortization expense may cause actual results to vary materially from our current expectations. There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Wednesday, May 8, 2013, at 10 a.m. Eastern to review the Company’s 2013 first quarter results and current developments.  Analysts and investors within the United States interested in participating are invited to call (888) 317-6016.  The Canadian toll-free dial-in number is (855) 669-9657.  All other international participants can use the dial-in number (412) 317-6016.  Ask the operator to be connected to the “Omega Healthcare First Quarter 2013 Earnings Call.”

To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At March 31, 2013, the Company owned or held mortgages on 477 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 55,150 licensed beds (52,977 available beds) located in 33 states and operated by 46 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements, including without limitation the information under the heading “2013 Adjusted FFO and Adjusted FAD Guidance Confirmed.”  Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of the Company’s operators; (iv) the ability of any of the Company’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in the Company’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) the Company’s ability to maintain its status as a real estate investment trust; (ix) the Company’s ability to manage, re-lease  or sell any owned and operated facilities; (x) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; and (xii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements contained in this announcement.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Real estate properties
Land and buildings	$3,046,805	$3,038,553
Less accumulated depreciation	(612,302)	(580,373)
Real estate properties – net	2,434,503	2,458,180
Mortgage notes receivable – net	240,551	238,621
	2,675,054	2,696,801
Other investments – net	48,537	47,339
	2,723,591	2,744,140
Assets held for sale – net	1,020	1,020
Total investments	2,724,611	2,745,160

Cash and cash equivalents	25,611	1,711
Restricted cash	34,377	36,660
Accounts receivable – net	130,258	125,180
Other assets	89,784	73,294
Total assets	$3,004,641	$2,982,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$200,000	$258,000
Secured borrowings	365,428	366,538
Unsecured borrowings – net	1,200,266	1,200,394
Accrued expenses and other liabilities	133,193	145,744
Total liabilities	1,898,887	1,970,676

Stockholders’ equity:
Common stock $.10 par value authorized – 200,000 shares issued and outstanding 116,153 shares as of March 31, 2013 and 112,393 as of December 31, 2012	11,615	11,239
Common stock – additional paid-in-capital	1,771,374	1,664,855
Cumulative net earnings	792,248	754,128
Cumulative dividends paid	(1,469,483)	(1,418,893)
Total stockholders’ equity	1,105,754	1,011,329
Total liabilities and stockholders’ equity	$3,004,641	$2,982,005

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
Revenue
Rental income	$93,109	$75,975
Mortgage interest income	7,346	7,336
Other investment income – net	1,306	1,130
Miscellaneous	-	74
Total operating revenues	101,761	84,515

Expenses
Depreciation and amortization	31,959	27,147
General and administrative	3,745	4,041
Stock-based compensation expense	1,452	1,485
Acquisition costs	134	105
Impairment on real estate properties	-	272
Total operating expenses	37,290	33,050

Income before other income and expense	64,471	51,465
Other income (expense):
Interest income	3	7
Interest expense	(25,672)	(22,967)
Interest – amortization of deferred financing costs	(682)	(629)
Interest –refinancing costs	-	(7,108)
Total other expense	(26,351)	(30,697)

Income before gain on assets sold	38,120	20,768
Gain on assets sold - net	-	5,316
Net income available to common stockholders	$38,120	$26,084

Income per common share available to common stockholders:
Basic:
Net income	$0.34	$0.25
Diluted:
Net income	$0.34	$0.25

Dividends declared and paid per common share	$0.45	$0.41

Weighted-average shares outstanding, basic	112,782	103,754
Weighted-average shares outstanding, diluted	113,522	104,012

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012

Net income available to common stockholders	$38,120	$26,084
Deduct gain from real estate dispositions	—	(5,316)
Sub – total	38,120	20,768
Elimination of non-cash items included in net income:
Depreciation and amortization	31,959	27,147
Add back non-cash provision for impairments on real estate properties	—	272
Funds from operations available to common stockholders	$70,079	$48,187

Weighted-average common shares outstanding, basic	112,782	103,754
Restricted stock and PRSUs	714	241
Deferred stock	26	17
Weighted-average common shares outstanding, diluted	113,522	104,012

Funds from operations per share available to common stockholders	$0.62	$0.46

Adjusted funds from operations:
Funds from operations available to common stockholders	$70,079	$48,187
Add back interest refinancing expense	—	7,108
Add back acquisition costs	134	105
Add back non-cash stock-based compensation expense	1,452	1,485
Adjusted funds from operations available to common stockholders	$71,665	$56,885

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above.  The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company’s computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company currently expects its 2013 Adjusted FFO available to common stockholders to be between $2.45 and $2.50 per diluted share.  The Company also expects its 2013 Adjusted FAD available to common stockholders to be between $2.20 and $2.25 per diluted share.  The following table presents a reconciliation of our guidance regarding 2013 FFO and Adjusted FFO and FAD and Adjusted FAD to net income available to common stockholders:

	2013 Projected Adjusted FFO and FAD
Per diluted share:
Net income available to common stockholders	$1.30	−	$1.35
Adjustments:
Depreciation and amortization	1.10	−	1.10
Provision for impairment on real estate assets	0.00	−	0.00
Funds from operations available to common stockholders	$2.40	−	$2.45

Adjustments:
Acquisition costs	0.00	−	0.00
Stock-based compensation expense	0.05	−	0.05
Adjusted funds from operations available to common stockholders	$2.45	−	$2.50

Adjustments:
Non-cash interest expense	0.01	−	0.01
Non-cash revenue	(0.26)	−	(0.26)
Funds available for distributions	$2.20	−	$2.25

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ended March 31, 2013:

	As of March 31, 2013
Balance Sheet Data	# of Properties	# of Operating Beds	Investment ($000’s)	% Investment
Real Property(1)	445	49,401	$3,066,005	93%
Loans Receivable	32	3,576	240,551	7%
Total Investments	477	52,977	$3,306,556	100%

Investment Data	# of Properties	# of Operating Beds	Investment ($000’s)	% Investment	Investment per Bed
Skilled Nursing Facilities (1)	450	51,360	$3,152,123	95%	$61
Assisted Living Facilities	16	1,074	91,504	3%	85
Specialty Hospitals and Other	11	543	62,929	2%	116
	477	52,977	$3,306,556	100%	$62

Note: table above excludes two facilities classified as held-for-sale. (1) Includes a $19.2 million lease inducement.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended
	March 31, 2013
Rental Property (1)	$93,109	92%
Mortgage Notes	7,346	7%
Other Investment Income	1,306	1%
	$101,761	100%

Revenue by Facility Type	Three Months Ended
	March 31, 2013
Skilled Nursing Facilities (1)	$96,030	95%
Assisted Living Facilities	2,417	2%
Specialty Hospitals	2,008	2%
Other	1,306	1%
	$101,761	100%

(1) 1st quarter revenue includes $0.9 million reduction for the lease inducement.

Operator Concentration by Investment ($000's)	As of March 31, 2013
	# of Properties	Investment	% Investment
Genesis Healthcare	53	$356,683	11%
CommuniCare Health Services, Inc.	36	337,144	10%
Health & Hospital Corporation	40	279,475	9%
Airamid Health Management	37	255,125	8%
Signature Holdings II, LLC	32	234,948	7%
S&F Management Company, LLC	14	212,373	6%
Advocat Inc.	36	149,352	5%
Gulf Coast Master Tenant I, LLC	17	146,636	4%
Guardian LTC Management Inc. (1)	23	145,171	4%
Affiliates of Capital Funding Group, Inc..	17	129,697	4%
Remaining 36 Operators	172	1,059,952	32%
	477	$3,306,556	100%

Note: table above excludes two facilities classified as held-for-sale. (1) Investment amount includes a $19.2 million lease inducement.

Concentration by State	# of Properties	Investment	% Investment
Florida	85	$605,290	18%
Ohio	50	368,449	11%
Indiana	50	318,570	10%
California	22	187,032	6%
Pennsylvania	25	177,346	5%
Maryland	16	174,076	5%
Texas	32	172,913	5%
Michigan	20	153,993	5%
Arkansas	23	125,912	4%
Tennessee	16	118,922	4%
Arizona	10	98,014	3%
West Virginia (1)	11	94,996	3%
Colorado	12	79,659	2%
Kentucky	15	67,261	2%
North Carolina	10	59,296	2%
Massachusetts	8	57,347	2%
Remaining 17 States	72	447,480	13%
	477	$3,306,556	100%
Note: table above excludes two facilities classified as held-for-sale. (1) Investment amount includes a $19.2 million lease inducement.

Revenue Maturities ($000's)	As of March 31, 2013
Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2013	321	550	871	0.2%
	2014	1,054	-	1,054	0.3%
	2015	3,237	-	3,237	0.9%
	2016	29,440	-	29,440	7.9%
	2017	7,527	-	7,527	2.0%

(1) Based on 2013 contractual rents and interest (without giving effect to annual escalators).

The following tables present operator revenue mix, census and coverage data based on information provided by our operators:

Operator Revenue Mix	% Revenue Mix
	Medicaid	Medicare / Insurance	Private / Other

Three-months ended December 31, 2012	53.2%	38.0%	8.8%
Three-months ended September 30, 2012	53.3%	38.3%	8.4%
Three-months ended June 30, 2012	52.6%	39.1%	8.3%
Three-months ended March 31, 2012	52.2%	39.6%	8.2%
Three-months ended December 31, 2011	52.9%	38.4%	8.7%

Operator Census and Coverage		Coverage Data
	Census (1)	Before Management Fees		After Management Fees

Twelve-months ended December 31, 2012	83.4%	2.0	x	1.5	x
Twelve-months ended September 30, 2012	83.6%	2.0	x	1.5	x
Twelve-months ended June 30, 2012	83.7%	2.0	x	1.6	x
Twelve-months ended March 31, 2012	83.7%	2.1	x	1.7	x
Twelve-months ended December 31, 2011	84.0%	2.2	x	1.8	x

(1)	Based on available beds.

The following table presents a debt maturity schedule as of March 31, 2013:

Debt Maturities ($000’s)	Secured Debt	Unsecured Debt
Year	HUD Mortgages (1)	Line of Credit (2)(3)	Senior Notes (4)	Sub Notes (5)	Total Debt
2013	$-	$-	$-	$-	$-
2014	-	-	-	-	-
2015	-	-	-	-	-
2016	-	500,000	-	-	500,000
2017	-	200,000	-	-	200,000
Thereafter	335,069	-	1,175,000	20,000	1,530,069
	$335,069	$700,000	$1,175,000	$20,000	$2,230,069

(1) Excludes $30.4 million of fair market valuation (adjustments).
(2) Reflected at 100% borrowing capacity.
(3) Comprised of a $500 million revolver due 2016 and a $200 million term loan due 2017.
(4) Excludes net premium of $4.3 million
(5) Excludes $1.0 million of fair market valuation (adjustments).

The following table presents investment activity for the three- month period ended March 31, 2013:

Investment Activity ($000's)	Three Months Ended
	March 31, 2013
Funding by Investment Type:	$ Amount	%

Real Property	$-	-
Mortgages	2,049	20%
Other	8,328	80%
Total	$10,377	100%